Exhibit 99.1

FOR IMMEDIATE RELEASE

April 23, 2026

Jefferies Financial Group Inc. Announces Pricing of $1,100,000,000 5.125% Senior Notes Due 2031

New York, New York — Jefferies Financial Group Inc. (NYSE: JEF) (“JFG”, “we” or “our”) today announced the pricing of its public offering of $1.1 billion aggregate principal amount of 5.125% Senior Notes due 2031 (the “Notes”) with an effective yield of 5.304%, maturing April 28, 2031. The offering is expected to settle on April 28, 2026, subject to the satisfaction of customary closing conditions.

JFG intends to use the net proceeds of the offering for general corporate purposes. Jefferies LLC served as sole global co-ordinator and joint book-runner for the offering of the Notes, SMBC Nikko Securities America, Inc. served as joint book-runner, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc. and Natixis Securities Americas LLC served as senior co-managers, and Academy Securities, Inc., AmeriVet Securities, Inc., BBVA Securities Inc., CaixaBank, S.A., Citizens JMP Securities, LLC, Fifth Third Securities, Inc., First Citizens Capital Securities, LLC, HSBC Securities (USA) Inc., Huntington Securities, Inc., Intesa Sanpaolo IMI Securities Corp., M&T Securities, Inc., NatWest Markets Securities Inc., Santander US Capital Markets LLC, Standard Chartered Bank, SG Americas Securities, LLC, UniCredit Capital Markets LLC and U.S. Bancorp Investments, Inc. served as co-managers.

The offering of the Notes is being made pursuant to an effective shelf registration statement, base prospectus and related prospectus supplement. Copies of the prospectus supplement and the base prospectus, when available, may be obtained by contacting Jefferies LLC at toll-free (877) 877-0696, or by email at DCMProspectuses@jefferies.com; or SMBC Nikko Securities America, Inc. at toll-free (888) 868-6856, or by email at prospectus@smbcnikko-si.com. Investors may also obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Jefferies Financial Group Inc.

Jefferies (NYSE: JEF) is one of the world’s leading full-service investment banking and capital markets firms. We primarily serve public companies, private companies, and their sponsors and owners, institutional investors, and government entities. Our services are enhanced by our relentless client focus, our differentiated insights and a flat and nimble operating structure.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about our future and statements that are not historical facts. These forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “may,” “intend,” “outlook,” “will,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks and uncertainties, which will change over time. Forward-looking statements may contain beliefs, goals, intentions and expectations regarding revenues, earnings, operations, arrangements and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward‐looking statements speak only as of the date they are made; we do not assume any duty, and do not undertake, to update any forward‐looking statements. Furthermore, because forward‐looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain, the actual results or outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Information regarding important factors, including risk factors that could cause actual results or outcomes to differ, perhaps materially, from those in our forward-looking statements, is contained in reports we file with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended February 28, 2026. You should read and interpret any forward-looking statement together with reports we file or furnish with the SEC. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For inquiries, please contact:

Jonathan Freedman
Head of Marketing and Communications
Jefferies Financial Group Inc.
mediacontact@jefferies.com